UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 16, 2012 (October 11, 2012)

Realogy Holdings Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-35674	20-8050955
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Realogy Group LLC

(Exact name of registrant as specified in its charter)

Delaware	333-173250	20-4381990
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Campus Drive

Parsippany, NJ 07054

(Address of Principal Executive Offices) (Zip Code)

(973) 407-2000

(Registrant’s telephone number, including area code)

Realogy Corporation

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement

On October 16, 2012, Realogy Holdings Corp. (the “Company”) issued a press release announcing the closing of its previously announced initial public offering (the “IPO”) of 46,000,000 shares of its common stock, at a price to the public of $27.00 per share, which included 6,000,000 shares of common stock (the “Additional Shares”) issued upon the exercise in full of the underwriters’ option to purchase additional shares. The press release announcing the closing of the IPO is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

On October 12, 2012, Realogy Group LLC (formerly known as Realogy Corporation) (“Realogy Group”), an indirect wholly-owned subsidiary of the Company, used a portion of the net proceeds from the IPO to prepay all of Realogy Group’s outstanding $650,000,000 aggregate principal amount of second lien term loans which were incurred under the incremental loan feature of the senior secured credit facility (the “Second Lien Loans”) and scheduled to mature on October 15, 2017. The Second Lien Term Loans bore an interest rate of 13.50% per annum. Realogy Group paid all of the outstanding principal amount of the Second Lien Loans, plus accrued and unpaid interest to the date of prepayment and a “make-whole premium,” resulting in an aggregate payment by Realogy Group of approximately $693.6 million.

As a result of the prepayment by Realogy Group of the Second Lien Loans, the Second Lien Guarantee and Collateral Agreement, dated September 28, 2009, by and among Realogy Group, Realogy Intermediate Holdings LLC (formerly known as Domus Intermediate Holdings Corp.) (“Intermediate”), Wilmington Trust Company, as collateral agent, and certain subsidiary guarantors of Realogy Group party thereto (the “Subsidiary Guarantors”) terminated automatically in accordance with its terms.

The Second Lien Loans were guaranteed by Intermediate and each of the Subsidiary Guarantors, and were secured by liens on the assets of Realogy Group, Intermediate and the Subsidiary Guarantors that secure Realogy Group’s first lien obligations under its senior secured credit facility.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 12, 2012, Travis W. Hennings was appointed to the board of directors of the Company and the board of managers of Realogy Group. Mr. Hennings, age 30, is a principal of Apollo Global Management (together with its affiliated funds, “Apollo”) and has been employed by Apollo since 2007. Prior to that time, Mr. Hennings was employed by Citigroup in its Investment Banking Division. Mr. Hennings was appointed as a designee of Apollo pursuant to the Amended and Restated Securityholders Agreement, dated October 10, 2012, by and among the Company, Domus Investment Holdings, LLC, RCIV Holdings, L.P. (Cayman) RCIV Holdings (Luxembourg) S.à.r.l., Apollo Investment Fund VI, L.P. and Domus Co-Investment Holdings LLC.

There have been no other transactions and there are no currently proposed transactions in which the Company or Realogy Group was or is to be a participant and in which Mr. Hennings had or will have a direct or indirect material interest that requires disclosure pursuant to Item 404(a) of Regulation S–K, other than as previously disclosed with respect to Apollo, solely in Mr. Hennings’ capacity as an employee of Apollo. There is no plan, contract or arrangement to which Mr. Hennings is a party or in which he participates that was or will be entered into, or any amendment to such a plan, contract or arrangement, in connection with Mr. Hennings appointment as a director of the Company or Realogy Group and there was and will be no grant or award to Mr. Hennings, or modification thereto, under any such plan, contract or arrangement in connection with his appointment as a director of the Company or Realogy Group.

Item 8.01. Other Events

On October 11, 2012, Realogy Group converted its form of business organization from a Delaware corporation to a Delaware limited liability company pursuant to Section 266 of the Delaware General Corporation Law and Section 18-214 of the Delaware Limited Liability Company Act (the “Conversion”). Upon the Conversion, Realogy Corporation also changed its name to “Realogy Group LLC.” Other than with respect to the appointment of Mr. Hennings as described above, the members of the board of managers of Realogy Group are the same as the members of the board of directors of Realogy Group immediately prior to the Conversion. A copy of Realogy Group’s certificate of conversion of a corporation to a limited liability company is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein. A copy of Realogy Group’s certificate of formation is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated by reference herein. A copy of Realogy Group’s limited liability company agreement is filed as Exhibit 3.3 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Exhibits and Financial Statements.

(d) Exhibits

Exhibit Number	Exhibit

3.1	Certificate of Conversion of Realogy Corporation.

3.2	Certificate of Formation of Realogy Group LLC.

3.3	Limited Liability Company Agreement of Realogy Group LLC.

99.1	Press Release, dated October 16, 2012, announcing the closing of the IPO.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Realogy Group LLC

By:	/s/ Anthony E. Hull
	Name:	Anthony E. Hull

	Title:	Executive Vice President, Chief Financial Officer and Treasurer

Date: October 16, 2012

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Realogy Holdings Corp.

By:	/s/ Anthony E. Hull
	Name:	Anthony E. Hull

	Title:	Executive Vice President, Chief Financial Officer and Treasurer

Date: October 16, 2012

INDEX TO EXHIBITS

Exhibit Number	Exhibit

3.1	Certificate of Conversion of Realogy Corporation.

3.2	Certificate of Formation of Realogy Group LLC.

3.3	Limited Liability Company Agreement of Realogy Group LLC.

99.1	Press Release, dated October 16, 2012, announcing the closing of the IPO.